UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2015 (October 14, 2015)
 Koss Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-3295	39-1168275
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212
(Address of principal executive offices)  (Zip code)

(414) 964-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

On October 14, 2015, Koss Corporation (the “Company”) held its Annual Meeting of Stockholders at the Holiday Inn Riverfront, 4700 North Port Washington Road, Milwaukee, Wisconsin 53212.

At the Annual Meeting, the Company’s stockholders elected Thomas L. Doerr, Michael J. Koss, Steven A. Leveen, Theodore H. Nixon, and William J. Sweasy to serve as directors for one-year terms.  The Company’s stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed in the Proxy Statement. In addition, the Company’s stockholders ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016.

The following tables show the voting results of the Annual Meeting of Stockholders:

1.             Election of directors.

Director	Votes For	Votes Withheld	Broker Non-Vote
Thomas L. Doerr	5,970,700	125,606	944,869
Michael J. Koss	6,040,772	55,534	944,869
Steven A. Leveen	6,083,320	12,986	944,869
Theodore H. Nixon	6,082,180	14,126	944,869
William J. Sweasy	6,083,745	12,561	944,869

2.             Proposal to approve on a non-binding advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed in the Proxy Statement.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
5,964,698	116,675	14,933	944,869

3.    Proposal to ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2016.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
6,917,013	113,150	11,012	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	October 15, 2015	KOSS CORPORATION

		By:	/s/ Michael J. Koss
Michael J. Koss
Chief Executive Officer and President